PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK



         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:          Hambrecht & Quist Liquidating Trust     .
                                       -----------------------------------------

         Number of Shares:             25,000                                  .
                                       -----------------------------------------

         Price:                        $  3.00                                 .
                                       -----------------------------------------

         Participating Broker-Dealer:  Summit Investment                       .
                                       -----------------------------------------

         Commission or Compensation:   $   .05 per share                       .
                                       -----------------------------------------



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            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 14, 1997.





                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK



         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:          Les Schwab Profit Sharing               .
                                       -----------------------------------------

         Number of Shares:             5,000                                   .
                                       -----------------------------------------

         Price:                        $  2.875                                .
                                       -----------------------------------------

         Participating Broker-Dealer:  Summit Investment                       .
                                       -----------------------------------------

         Commission or Compensation:   $   .00                                 .
                                       -----------------------------------------



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            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 18, 1997.





                              PROSPECTUS SUPPLEMENT


                        MICRO COMPONENT TECHNOLOGY, INC.

                        1,710,000 SHARES OF COMMON STOCK




         This document supplements the Prospectus dated November 27, 1996, covering the offering of 1,710,000 shares of Common Stock of the company (the "Shares") by certain Selling Stockholders on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. This Prospectus Supplement is incorporated by reference into said Prospectus, and all terms used herein shall have the meaning assigned to them in said Prospectus.

         A Selling Stockholder has made arrangements for a Plan of Distribution, as more fully described on pages 7 - 8 of the Prospectus. The additional details are as follows:


         Selling Stockholder:          Les Schwab Profit Sharing               .
                                       -----------------------------------------

         Number of Shares:             10,000                                  .
                                       -----------------------------------------

         Price:                        $  3.25                                 .
                                       -----------------------------------------

         Participating Broker-Dealer:  Black & Co.                             .
                                       -----------------------------------------

         Commission or Compensation:   $   .00                                 .
                                       -----------------------------------------



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          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 14, 1997.